As independent public accountants, we hereby consent to the incorporation by reference in this amendment to the registration statement of our report dated October 26, 2000, included in Transaction Systems Architects, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2000, and to all references to our Firm included in this registration statement.


Omaha, Nebraska,
January 9, 2001